As filed with the Securities and Exchange Commission on June 11, 2003
                                                      Registration No. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              -------------------

                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)

       CAYMAN ISLANDS                                        66-0582307
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

     4 GREENWAY PLAZA
      HOUSTON,  TEXAS                                           77046
(Address of Principal Executive Offices)                     (Zip Code)

                              -------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              -------------------

                               ERIC B. BROWN, ESQ.
                                 TRANSOCEAN INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                     (Name and address of agent for service)

                                 (713) 232-7500
          (Telephone number, including area code, of agent for service)

                              -------------------

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED        SHARE (1)             PRICE (1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value $.01 per share     1,000,000  $              23.63  $         23,630,000  $           1,912
======================================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the ordinary shares reported on the New York Stock Exchange Composite Tape on June 9, 2003.

================================================================================

     This Registration Statement is being filed by Transocean Inc. pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-94551) filed with the Securities and Exchange Commission on January 12, 2000 are incorporated herein by reference.

ITEM  8.     EXHIBITS.

     5.1  -    Opinion  of  Walkers,  regarding the legality of securities to be issued  by  Transocean  Inc.

     10.1 - Amended and Restated Employee Stock Purchase Plan of Transocean Inc., as amended and restated effective May 8, 2003

     23.1 -    Consent  of  Ernst  &  Young  LLP

     23.2 -    Consent  of  Walkers  (contained  in  Exhibit  5.1)

     24.1 -    Powers  of  Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2003.

                                      TRANSOCEAN  INC.

                                      By:   /s/  Robert  L.  Long
                                          ---------------------------
                                           Robert  L.  Long
                                           President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON JUNE 11, 2003.

               Signature                                        Title
               ---------                                        -----
        /s/ Robert L. Long                     President and Chief Executive Officer
---------------------------------------------
         Robert L. Long                        (Principal Executive Officer)


        /s/  Gregory L. Cauthen                Senior Vice President, Chief Financial Officer
---------------------------------------------
         Gregory L. Cauthen                    and Treasurer
                                               (Principal Financial Officer)


         /s/  Brenda S. Masters                Vice President and Controller
---------------------------------------------
         Brenda S. Masters                     (Principal Accounting Officer)

                  *
---------------------------------------------
          Victor E. Grijalva                    Director

                  *
---------------------------------------------
          Arthur Lindenauer                     Director

                  *
---------------------------------------------
          Paul B. Loyd, Jr.                     Director

                   *
---------------------------------------------
           Martin B. McNamara                   Director

                   *
---------------------------------------------
             Roberto Monti                      Director

                   *
---------------------------------------------
           Richard A. Pattarozzi                Director

                   *
---------------------------------------------
             Kristian Siem                      Director

                   *
---------------------------------------------
            Ian C. Strachan                     Director

*    By: /s/ William E. Turcotte
---------------------------------------------
            William E. Turcotte
            (Attorney-in-Fact)

                                  EXHIBIT INDEX

EXHIBIT  NO.                         DESCRIPTION
------------                         -----------

     5.1  -    Opinion  of  Walkers,  regarding the legality of securities to be issued  by  Transocean  Inc.

     10.1 - Amended and Restated Employee Stock Purchase Plan of Transocean Inc., as amended and restated effective May 8, 2003

     23.1 -    Consent  of  Ernst  &  Young  LLP

     23.2 -    Consent  of  Walkers  (contained  in  Exhibit  5.1)

     24.1 -    Powers  of  Attorney